                                                                    EXHIBIT 10.4


             CERTIFICATE PURSUANT TO REGULATION S-T SECTION 237.306

The undersigned certifies that he is secretary of Fremont Gold Corporation, a Delaware corporation (the "Company") and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company and further represents that:

1. Attached hereto is a fair and accurate English translation of that certain Agreement by and between Sali Hochschild S.a. and Inversiones Minera AyL S.A., dated July 19, 1996.

        IN WITNESS WHEREOF, I have affixed my signature this 6th day of February, 1997.

        /s/ Edward M. Topham
        -------------------------------
        Edward M. Topham
        Secretary

REP. No. 548          [TRANSLATED FROM SPANISH TO ENGLISH]

                                    AGREEMENT
                                 BY AND BETWEEN
                              SALI HOCHSCHILD S.A.
                                       AND
                           INVERSIONES MINERA AYL S.A.



         In Santiago, Chile, on July 19, 1996, before me, ENRIQUE MORGAN TORRES, attorney-at-law, Notary, Titular of the Second Notarial Office of Santiago, domiciled at Agustinas 1111 in this city, there appeared: Mr. Walter Hochschild Kaufmann, Chilean, married, businessman, national identity card No. 1.961.845-5, and Mr. Joaquin Errazuriz Hochschild, Chilean, married, engineer, national identity card No. 6.075.332-1, both on behalf of, as shall be evidenced, the Chilean corporation "SALI HOCHSCHILD S.A.", hereinafter "SALI HOCHSCHILD", all domiciled at Avda. Presidente Frei Montalva 3077, township of Conchali, Santiago; and Mr. Roberto Ossandon Irarrazabal, Chilean, married, attorney-at-law, national identity card No. 7.022.012-1, domiciled in Santiago at Nueva York 25, 6th floor, on behalf of, as shall be evidenced, the corporation "INVERSIONES MINERAS AyL S.A.", hereinafter "IMAyL S.A." of the same domicile thereof; all appearing parties of age, who evidence their identities to me with the aforesaid identity cards and state:

         WHEREAS:

         A. SALI HOCHSCHILD is the owner of certain mining claims called "Resguardo 1 to 53," located in the Third Region of the Republic of Chile that are described in Section 1.13 and in Appendix A hereof, which identify all claims and denouncements contemplated herein.

         B. IMAyL S.A. wishes to execute successive initial exploration and assessment work commitments on the set of claims and denouncements referred to in A above during a period of up to 36 months, on its exclusive account and risk, in the form and stages to be indicated hereinbelow, in exchange for which it may exploit the mining properties; and SALI HOCHSCHILD wishes to receive rent as indicated in Article Eight.

         C. Once IMAyL S.A. has completed Initial Work Number Three, the parties shall implement the lease referred to in Article Eight hereof.

         THEREFORE, in consideration of the agreements and covenants contained herein, SALI HOCHSCHILD and IMAYL S.A. agree to the following:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Accounting Procedures": means the regular procedures in force used ordinarily in Chile according to generally accepted accounting practices and auditing principles.

         1.2 "Affiliate": means any person, corporation, association or other form or organization that directly or indirectly controls, or is controlled by, or is under common control with a Party. For purposes of the preceding sentence, "Control" means holding, directly or indirectly, the power to direct or have directed the management and policies.

         1.3 "Agreement": means this exploration, association and lease agreement, including all modifications and amendments of the same as well as all appendixes and schedules incorporated hereto.

         1.4 "Assets": means the denouncements, Concessions, Properties, Products and all real estate and chattel, both tangible and intangible, used in the execution of the Agreement by IMAyL S.A. or SALI HOCHSCHILD.

         1.5 "Construction Decision": means the decision adopted by IMAyL S.A. to undertake the project development and construction as a result of the feasibility study.

         1.6 "Development": means the entire preparation for removal and recovery of the Products, including the construction and installation of a plant or any other improvements that will be used in the extraction, handling, milling, processing or other elaboration of the Products in accordance with the feasibility study.

         1.7 "Exploration": means all activities aimed at verifying the existence, location, quantity, quality, or commercial value of the substances contained on the properties, including the preparation of the feasibility study.

         1.8 "Initial Work Commitment": means the Operations that IMAyL S.A. may perform and finance within the maximum period of 36 months as of the effective date in order for the lease referred to in Article Eight to enter into effect.

         1.9 "Operations": means the activities performed hereunder.

         1.10 "Parties and Party, Participant and Participator": means IMAyL S.A. and/or SALI HOCHSCHILD.

         1.11 "Products": means all minerals and mineral resources that will be produced on the properties.

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
         1.12 "Work Schedule or Schedule": means a description in reasonable detail of the Exploration activities, which will also contain a description of the expenses required to perform such activities in the period established in Articles V and VI.

         1.13 "Properties": means, in general and for purposes hereof, the mining claims and denouncements described in Appendix A. For purposes hereof, this expression specifically includes the claims of SALI HOCHSCHILD. Properties shall also mean the mining claims or exploitation concessions into which the aforesaid mining exploration concessions are converted in due time.

         1.14 "Feasibility Study": means the technical and economic assessment of the possibility of developing a project for the commercial exploitation of the Properties.

         1.15 "Expenses": means those disbursements made on Exploration to comply with the initial work commitments.

         1.16 "Capital Goods": means the physical goods acquired by the operator that may be easily removed from the land.

                                   ARTICLE II
                           REPRESENTATIONS AND TITLES

         2.1 Capacity of the Parties. Each of the Parties warrants and represents the following:

                  (a) that it is a company or corporation duly organized and existing pursuant to the laws of its respective country;

                  (b) that it has authorization to enter into and carry out this Agreement and all transactions contemplated herein and that all other actions required to authorize it to enter into and carry out this Agreement have been adopted;

                  (c) that it shall not violate any other Agreement or convention by entering into this Agreement;

                  (d) that this Agreement has been duly subscribed and executed thereby and is valid and binding thereupon according to its terms.

         2.2      Representations.  SALI HOCHSCHILD declares:

                  (a) that it is the owner of its properties;

                  (b) that it has had and has exclusive and excluding ownership thereon as well as preemptive or preferred rights to have created definitive mining property;

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
                  (c) that there are no third-party superpositions or mining rights of third parties in the area of the claims save as appears in the appendix describing them;

                  (d) that they were acquired under good title, in good faith, pursuant to the law, regulations and other applicable norms; all the transfers of ownership thereof have also been made legally and no one could justifiably claim rights or denounce defects;

                  (e) the creation process thereof was accomplished pursuant to the law, regulations and other applicable norms;

                  (f) they are free of mortgages, encumbrances, prohibitions, promises and options of any nature, lessees and occupants in any way;

                  (g) the claim fee and all mining permits have been paid when appropriate and in the corresponding amounts and;

                  (h) that there are no lawsuits pending nor is it aware of grounds or causes that might affect the ownership of the owner.

         SALI HOCHSCHILD also represents that it shall have the obligation to defend the ownership of the properties. Also included in this Agreement are the inherent water rights or those that may correspond under mining concessions as provided in Article 110 of the Mining Code. IMAyL S.A. represents that it knows of the status of the title deeds to the claims contemplated herein.

                                   ARTICLE III
                              PURPOSE AND DURATION

         3.1 General. IMAyL S.A. and SALI HOCHSCHILD enter into this Agreement for the purposes indicated below and agree that all the rights thereof and all the Operations shall be subject to and governed hereby.

         3.2 Purpose. This Agreement is entered into for the following purposes:

                  (a) Exploration by IMAyL S.A. on its exclusive account and risk until completing the Initial Work Commitment and the Feasibility Study.

                  (b) Eventually, if the Exploration and the assessment have been successful, the Development and commercial exploitation of the Properties as described herein.

                  (c) The execution of any other activity required, appropriate or incidental to the stipulations hereinabove.

         3.3 Limitation. Unless the parties agree otherwise in writing, the operations shall be limited to the objectives described in Section 3.2 and nothing said herein shall be interpreted to expand such objectives.

         3.4 The Effective Date and Term. This Agreement shall enter into effect as of the date of its subscription and shall terminate in the cases and circumstances indicated in the same agreement.

                                   ARTICLE IV
                        RELATIONSHIP OF THE PARTICIPANTS

         4.1 No Partnership Exists. Nothing contained herein shall be considered to make a Participant a Partner of the other or, save as indicated expressly herein, a participant and agent or legal representative of the other nor create a fiduciary relationship therebetween. The Participants do not intend to create nor may this Agreement be interpreted to create a mining, business or other corporation. None of the Participants shall be empowered to act on behalf of or assume any obligation or liability for account of the other Participant, save as expressly stipulated herein. The rights, duties, obligations and liabilities of the Participants shall be individual and not joint or solidary. Each Participant shall be liable only for its obligations as stipulated herein and shall be liable only for its share in the cost and expenses as indicated herein. Consequently, each Participant shall indemnify, defend and hold harmless the other participant, the directors, officers, employees, agents and attorneys-in-fact thereof for any loss, claim, damages, compensation and liabilities that arise from any act or any recognition of liability of another of the Participants or of any of the directors, officers, employees, agents and attorneys-in-fact thereof, whether performed or committed, or that have apparently been performed or committed, on behalf of another Participant, save specific authorization granted herein or save agreement otherwise in writing among the Participants.

         4.2 Ownership of assets acquired hereunder during the term hereof:

                  (a) the Capital Goods acquired by IMAyL S.A. to comply with the Initial Work Commitments shall be the exclusive property thereof without the price thereof being chargeable to the expenses that comprise its Initial Work Commitment unless the parties agree otherwise in writing;

                  (b) the work and studies performed by IMAyL S.A. shall be the property of both Parties notwithstanding the risk of forfeiture of the same in the case of abandonment of the project, whereupon the ownership of the same shall be transferred to SALI HOCHSCHILD at no charge or cost.

         4.3 Property Maintenance Expenses. All maintenance expenses such as licenses, permits, mining permits, etc., shall be paid by IMAyL S.A. as long as this Agreement is in effect, notwithstanding the stipulations in the following Article. However, all expenses related to the legal defense of the Properties, including claims and judicial actions to which they may be subject, shall be the expense of SALI HOCHSCHILD.

         4.4 Other Business Opportunities. Save the specific stipulations herein, each Participant shall have the separate right to engage in all commercial activities and to receive all profits arising therefrom, whether or not competitive with the Operations, without consulting the other Participant. None of the Participants shall have obligations toward the other regarding any opportunity to acquire properties on different dates. Unless agreed otherwise in writing, none of the Participants shall have the obligation to process, treat or otherwise transform the Products, more or less elaborated, of the other Participant at any of the facilities it owns or controls.

         4.5 Waiver of the Right to Division. The participants hereby waive any right to division of the Assets that they co-own or sale of the rights therein or any other operation the purpose of which is to divide common assets.

         4.6 Transfer or Termination of Rights to Properties. The parties may assign the rights arising here from. If this occurs, the assigning party shall notify the other of its intent to assign its rights at least 60 days in advance, such notice to contain a clear identification of the assignee as well as of the principal partners or shareholders thereof. Such notice shall also contain a copy of the two most recent annual financial statements of the assignee. If such financial statements do not exist, a copy of the respective financial statements of the main partners or shareholders thereof shall be submitted.

         4.7 Creation or Acquisition of Mining Property in the Area of Interest. Any act or contract relative to the acquisition of rights in the geographic area of interest shall be done exclusively in the name of SALI HOCHSCHILD at no charge whatsoever to this latter, and IMAyL S.A. may not act through third parties.

         4.8 Prohibition to Encumber or Convey. SALI HOCHSCHILD shall execute a public deed stipulating a prohibition to encumber and convey the properties in favor of IMAyL S.A. and shall proceed with the registration thereof in the respective Mines Registrar within a maximum period of 120 days as of the date hereof. IMAyL S.A., on its part, undertakes to release such prohibition for the sole purpose of registering the transfer by SALI HOCHSCHILD in favor of a third party assuming this Agreement.

                                    ARTICLE V
                            EXPLORATION BY IMAyL S.A.

         5.1 Initial Contractual Interest. SALI HOCHSCHILD hereby places its properties and all studies and information it has thereon at the disposition of IMAyL S.A., hereby granting the permits necessary in order for IMAyL S.A. to carry out the work commitments that will enable it to choose to lease the properties through the execution of successive work schedules within the maximum period of 36 months.

                           Stage I: Detailed Regional and Property Geological
                  Mapping; Geochemical Studies and, if warranted, geophysical studies. Furrowing the surface area; initial drilling program.

                           Stage II: Continuation of the drilling program; if
                  warranted, a metallurgical study; scope/prefeasibility study, project viability, economic reserves, etc.

                           Stage III: Complete the Scope/Prefeasibility Study;
                  Bank Feasibility Study.

                  5.1.2 IMAyL S.A. shall deliver a detailed exploration schedule to SALI HOCHSCHILD no later than 60 days as of the date hereof which IMAyL S.A. shall direct on Resguardo, specifying the approximate hourly plan and amount of money that shall be spend on each stage, but in the understanding that this may need to be modified in accordance with the results of each stage and the information generated. After 6-month period in the exploration program has passed, IMAyL S.A. shall submit the results of the work performed in the respective period to SALI HOCHSCHILD and shall notify in writing the intent of IMAyL S.A. to continue with the next stage of work or withdraw from the project and renounce the option. If it continues with the next stage, it shall specify, with the greatest precision possible, the work to be performed and the cost thereof.

                  5.1.3 In order to be able to exercise the option to Resguardo, IMAyL S.A. hereby pays SALI HOCHSCHILD 75,000 dollars of the United States of America. IMAyL S.A. shall make a payment to SALI HOCHSCHILD S.A. in the same way 12 months after this Agreement is signed and after giving written notice, in the amount of 60,000 dollars of the United States of America. 24 months after signature of the contract, IMAyL S.A. shall pay 60,000 dollars of the United States of America. Finally, 36 months after signature of this Agreement, it shall pay the sum of 80, 000 dollars of the United States of America. For purposes of the payments, the exchange rate contemplated in 8.2 shall be applicable.

                  5.1.4 Abandonment by IMAyL S.A. If IMAyL S.A. has chosen to abandon the Project during the term or upon completion of any of the stages mentioned in the previous Sections , it shall be understood by such sole event that it waives all contractual rights it has acquired, which shall lead to forfeiture of everything spent; in this event, all studies and work performed on the properties of SALI HOCHSCHILD shall become the property of SALI HOCHSCHILD, IMAyL S.A. making full delivery thereto of all information.

         5.2 The forfeiture of the Contractual Interest of IMAyL S.A. does not release such participant from liability corresponding thereto for Operations performed before such forfeiture through the day on which it actually performed such Operations.

         5.3 If IMAyL S.A. makes an assignment of rights to a Subsidiary, it shall be responsible for the Subsidiary adhering without restriction to this Agreement, being subrogated in all rights and obligations of the assignor regarding the Contractual Interest acquired. This observance shall be materialized in writing and under prior written notice to SALI HOCHSCHILD.

                                   ARTICLE VI
                                    OPERATOR

         6.1 Designation. The Participants designate IMAyL S.A. as the Operator, with aggregate responsibility for the management of Operations, who shall operate until the project is abandoned or the lease described in Article VIII is voided.

         6.2 Powers and Obligations of the Operator. Subject to the terms and provisions hereof, the Operator shall have the following powers and obligations that shall be applicable in accordance with Schedules adopted:

                  (a) The Operator shall administer, direct and control the Operations.

                  (b) The Operator shall define and implement the Work Commitments and Schedules contemplated in 5.1.1, and shall make all expenses required to implement the Schedules adopted and shall immediately notify SALI HOCHSCHILD if for any cause it cannot comply with its responsibilities hereunder.

                  (c) The Operator shall make all payments for its account and without entitlement to reimbursement that are required for permits, mining permits, contracts and other agreements related to the Assets. If the title to the mining rights contemplated herein must be defended, SALI HOCHSCHILD shall assume such defense and the cost thereof.

                  (d) The Operator:

                           (i) shall request all permits, licenses, and
                  approvals necessary to comply with the Schedules;

                           (ii) shall comply in all aspects with applicable
                  laws, in particular regarding the environment;

                           (iii) shall give immediate notice to SALI HOCHSCHILD
                  of any violation thereof of which it learns; and

                           (iv) shall prepare and submit all reports or notices
                  required to implement the Operations. The Operator shall not be in violation of this provision if a violation of the law has occurred despite its good faith efforts to comply therewith and it has corrected or repaired such violation in due time by the adoption of any suitable measure or by paying fines and complying with the corresponding sanctions.

                  (e) The Operator shall pursue and defend all litigation or administrative proceedings that arise on occasion of the Exploration by IMAyL S.A. SALI HOCHSCHILD shall be entitled to participate in such litigation or administrative proceeding at its own cost.

                  (f) The Operator shall keep and maintain all accounting and financial records required according to the Accounting Procedure and in accordance with the customary mining industry cost accounting practices of the Internal Revenue Service of Chile.

                  (g) The Operator shall submit semiannual progress reports that include expense statements for the respective Schedule; (ii) semi-annual summaries of the information obtained regarding the Properties; (iii) copies of reports related to Operations; (iv) a final detailed report within 60 days after completing each Schedule; and (v) all such reports as may be reasonably requested by SALI HOCHSCHILD. The technical reports shall not compromise the reporter regarding the content or exclusions thereof since they shall be illustrative in nature. Whenever requested, the Operator shall grant SALI HOCHSCHILD access and the right to inspect and copy all maps, drilling logs, drill samples, reports, topographical studies, assays, analyses, production reports, operations, technical, accounting and financial records and other information acquired in the Operations. SALI HOCHSCHILD may make observations regarding costs incurred in the contracting of third-party services used by the Operator and which affect the net smelter return due to the amount thereof. The Operator shall also allow SALI HOCHSCHILD, at the exclusive risk and for account of the latter, subject to reasonable safety regulations, to inspect the Properties and Operations whenever requested, provided it does not interfere with the regular development of the operations.

         6.3 Due Diligence. The Operator shall perform all operations efficiently and carefully according to healthy standards and practices in mining and other applicable industries and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements related to the Assets. The Operator shall not be liable to SALI HOCHSCHILD for an act or omission that results in damage, injury or loss, except to the extent it is caused by or attributable to willful misconduct or slight negligence by the Operator.

                                   ARTICLE VII
                                 WORK SCHEDULES

         7.1 Operations According to Work Schedules. The Work Schedules referred to in 5.1.2 should include the Operations to be performed, the expenses to be made and the Assets to be acquired. The Operations shall adhere to the Schedules and the Schedules to the purpose of this Agreement. However, IMAyL S.A. may at any time accelerate the execution of the Work Schedules by defining and executing new and successive Schedules.

         7.2 Presentation of Work Schedules. The Work schedules shall be prepared by the Operator for a period of 6 months or any other period agreed upon. During the period of any work Schedule and at least 20 days before expiration thereof, the operator shall submit a draft Work Schedule for the following period to SALI HOCHSCHILD in order for SALI HOCHSCHILD to examine and eventually make technical or financial observations thereto as it deems pertinent within the period of 30 days.

                                  ARTICLE VIII
                       EXERCISE OF THE EXPLOITATION OPTION
                   AND EXECUTION OF LEASE OF MINING PROPERTIES

         8.1 IMAyL S.A. may at any time exercise its Option to implement the exploitation of Resguardo, hereinafter the option, and shall notify SALI HOCHSCHILD in writing of its decision, simultaneously proposing its work plan for Project execution. During execution, the rules set forth hereinabove for the Operator shall be applicable to IMAyL S.A. In conjunction with the exercise of the Option, IMAyL S.A. shall make payment of the corresponding amount to complete the sum of 275,000 dollars of the United States of America as contemplated in 5.1.3.

         8.2 Upon exercising the Option and during exploitation, IMAyL S.A. shall pay SALI HOCHSCHILD a production royalty that shall consist of 5% of the net smelter return on the production of gold and silver and of 1.5% on the production of copper or any other metal. The net smelter return shall be set according to the stipulations in Appendix B. Payment shall be made in the first 15 days of the month of payment according to a settlement to be submitted by IMAyL S.A. within the first 5 days of the month following the month to be settled, which shall be approved by SALI HOCHSCHILD in writing within 5 days thereafter. If it does not do so, the settlement shall be understood approved. Payment shall be made in national legal tender using the value of the observed dollar corresponding to the day of payment as defined in No. 6 of Chapter I of Title I of the Compendium of Foreign Exchange Regulations, and if such exchange rate does not exist, the value of the selling dollar of Banco de Chile shall be used that has been applied the day prior to the day of payment. The parties agree that if IMAyL S.A. decides to make sales at fixed future prices, SALI HOCHSCHILD should have the power not to accept such price for purposes of the royalty settlement and in such case, IMAyL S.A. shall submit a settlement for the corresponding sale using the average value of the month regarding which the settlement is made as the sale price according to prices on the London Metal Exchange.

         8.3 From the date when IMAyL S.A. exercises the Option, it shall have a period of 4 years to complete the financing and construction of the mine. In the event that the operation of the mine site has not begun in year 5 and 12 months thereafter, IMAyL S.A. shall pay SALI HOCHSCHILD a minimum royalty of 150,000 dollars of the United States of America on account of future royalties. The second year of delay, it shall pay a minimum royalty of 200,000 dollars of the United States of America at 12 months of delay. The third year of delay a royalty shall be paid amounting to 250,000 dollars of the United States of America, upon again completing 12 months, and for future subsequent delays, an annual surcharge of 15% of the last amount paid in each year shall be applicable. The minimum royalty contemplated in the first year of delay shall be on account of future production royalties and no charge whatsoever shall be made against the minimum royalties payable as of the second year of delay.

         8.4 Execution of Lease. In the event that IMAyL S.A. has chosen to exercise the Option, a lease shall enter into effect automatically that shall be governed by the rules established herein, as far as applicable, by Article 171 of the Mining Code and by the articles in the Civil Code, the lessee owning all Assets acquired and incorporated to the mine.

         8.5 Minimum Obligations.

                  (a) SALI HOCHSCHILD: Is obligated to lease all Claims comprising the mining claims identified in Appendix A and which form part of the Project, free and clear of any mortgage, encumbrance, purchase option or sale promise, prohibitions, attachments o litigation pending, and in any case as is on such date, which IMAyL S.A. declares to know in full.

                  (b) IMAyL S.A.: Is obligated to make the payments stipulated in 8.3 and attain the financing required, either through the incorporation of third parties or in other ways.

                  (c) MINIMUM PAYMENT BY IMAyL S.A.: As of conclusion of the fourth year after subscription hereof and provided the mine is in operation, IMAyL S.A. is obligated to pay SALI HOCHSCHILD an amount no less than 300,000 dollars of the United States of America as the minimum royalty. The Parties agree that if the production royalties paid pursuant to the rules in Article 8.2 hereof do not reach the minimum stipulated in this letter, IMAyL S.A. shall pay SALI HOCHSCHILD an amount of money equal to the amount necessary to complete such amount. This sum, corresponding to the differential between the production royalties and the minimum royalty, shall be in any case on account of future production royalties.

         8.6 The principle that shall govern the marketing of the products from the Properties shall be to maximize the profits derived from the sales made by IMAyL S.A.

         8.7 Timing of Payment of the Production Royalty. The amount payable shall be paid monthly according to the settlement of sales made, save the case stipulated in letter (c) of such 8.5, which shall be paid at the end of the respective year.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination of the Agreement. This Agreement shall terminate by written agreement of the parties. It shall also terminate on the following grounds:

                  (a) When IMAyL S.A. withdraws as regulated in Article V;

                  (b) If the prohibition to encumber and convey the properties referred to in Article IV, No. 4.8 hereof is not registered in the respective Registry of the corresponding Mines Registrar within a period of 120 days.

                  (c) By nullification of the Agreement in the case of serious default by one of the parties on the obligations imposed thereon by the Agreement, notwithstanding the right of the other party to sue for performance, and in both cases with damage compensation. Failure to make timely payment of the obligations stipulated herein shall not be considered a serious default if it is made at the end of 60 days as of non-payment.

                  (d) At the end of 100 years as of the date hereof or upon exhaustion of the minerals in the concessions contemplated herein.

         9.2 Right to Information after Termination. After this Agreement is terminated pursuant to Section 9.1, each party shall be entitled, on its own account and expense, to copies of all information acquired hereunder before the date when termination becomes effective. The parties agree to state for the record that the delivery of such information shall be made with no further responsibility for the party making it and in particular regarding the interpretation of geological information contemplated therein.

                                    ARTICLE X
                                   ARBITRATION

         Any difficulty, doubt or dispute arising among the parties that is related to the Agreement, the interpretation, performance, default, nullification, rescission or voidance hereof or which in general arises on occasion or by reason hereof or of the lease shall be resolved by a mixed arbitrator, meaning an arbitrator who shall be an arbitrator in terms of procedure and an arbitrator-at-law in terms of ruling and against whose resolution no remedy whatsoever shall be available by specific waiver made herein, save the remedy of compliant. Such arbitrator shall be designated by mutual consent of the parties. Failing such consent, any doubt or difficulty arising among the parties on occasion hereof or of the complementary or modifying documents of the same, either referring to the interpretation, performance, validity or termination hereof or any other cause related hereto shall be resolved by arbitration according to the regulations of the Center of Arbitrator of the Chamber of Commerce of Santiago. For this purpose, the parties confer a limited irrevocable power of attorney upon the Santiago Chamber of Commerce to proceed to designate the arbitration panel as a mixed arbitrator.

                                   ARTICLE XI
                                 CONFIDENTIALITY

         11.1 General. The terms hereof and all information obtained in relation to the execution of this Agreement shall be the exclusive property of the parties and save the provisions in Section 11.2, shall not be disclosed to third parties without prior written consent of the other party, which consent may not be unjustifiably denied.

         11.2 Exceptions. The consent required in Section 11.1 shall not be applicable to a disclosure:

                  (a) to an Affiliate, consultant, contractor or subcontractor on a good faith need-to-know basis;

                  (b) to a state agency or entity if the disclosing party believes in good faith that this is required pursuant to the pertinent laws or regulations and has received notice from its attorneys that such disclosure is necessary pursuant to rules or regulations;

                  (c) to pertinent public services if any of the parties trades its shares on stock exchanges and must provide information included in 11.1;

                  (d) to the public at large, subject to the same requirements indicated in letter (b) above;

                  (e) to the assignee of rights in accordance with the stipulations in Article IV, No. 4.6 hereof. In all such cases where this Section 11.2 is applicable, the disclosing party shall give written notice to the other party before making such disclosure. Concerning the disclosure referred to in Section 11.2 (a) or (c), only confidential information that a third party legitimately needs to know shall be disclosed and such third party shall first agree in writing to protect the confidential information in order for it not to be disclosed beyond what the parties are obligated to do under this
         Article XI. Concerning a disclosure pursuant to this Section 11.2(a) or
         (c) , if the Party to whom notice is given of the intent to make a disclosure opposes the same, the Party shall negotiate in good faith to try to modify or alter the content or terms of such disclosure in order to limit the proposed disclosure as far as possible.

         11.3 Duration of Confidentiality. The provisions in this Article XI shall be applicable during the term of this Agreement and for two years after termination of the same pursuant to Section IX, and shall continue to be applicable to any withdrawing party that is considered to have withdrawn during two years after the date of such occurrence.

                                   ARTICLE XII
                               GENERAL PROVISIONS

         12.1 Notices. All notices, payments and other communications required ("Notices") to the party shall be made writing and shall be addressed respectively as follows: Sali Hochschild S.A., Avenida Presidente Frei Montalva 3,077, township of Conchali, Santiago, Chile, Attention: Mr. Joaquin Errazuriz Hochschild, Fax: 736-9914; Inversiones Mineras AyL S.A., San Crescente 400, Las Condes, Santiago, Chile, Attention: Mr. Roberto Partarrieu Leon, Fax (562) 231-2942, Telephone: (562) 232-8719. All notices shall be given (i) personally to a party; or (ii) by electronic communication with a confirmation sent by registered or certified mail, return receipt requested, or (iii) by registered or certified mail, return receipt requested. All notices shall be effective and shall be considered delivered: (i) if personally, on the date of delivery, if delivered during regular business hours, and if not delivered during regular business hours, on the business day after delivery; (ii) if by electronic communication, the business day following receipt of the electronic communication; and (iii) if only by mail, the business day following actual receipt. The party may change its address by notice to the other party.

         12.2 Waiver. If one party does not insist on strict compliance of any provision hereof or if it does not exercise a right, power or remedy upon occurrence of a violation, this shall not constitute a waiver of any of the provisions hereof nor limit the right of the party thereafter to enforce any provision or exercise any right.

         12.3 Amendment. No amendment hereof shall be valid unless it is in writing and duly subscribed by the parties.

         12.4 Force Majeure. The obligations of a party shall be suspended to the extent and during the period compliance is prevented for any unforeseeable reason. For these purposes, the rules on Force Majeure contemplated in the Civil Code of the Republic of Chile shall be applicable.

         12.5 Governing Law. This Agreement shall be governed by and interpreted according to the laws of the Republic of Chile. All documentation relative hereto shall also be extended in the Spanish language.

         12.6 Additional Assurances. Each of the parties agrees to take such actions and subscribe the additional instruments that are reasonably necessary or convenient from time to time to implement and carry out the intent and purpose of this Agreement.

         12.7 Entire Agreement; Successors and Assigns. This Agreement contains the entire Agreement of the Parties and supersedes all prior agreements and understandings thereamong that are related to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties. In the case of any conflict between this Agreement and any Appendix attached hereto, the terms hereof shall prevail.

         12.8 Interpretation. The words, articles, sections, subsections and titles contained herein are used for convenience only and are not intended to be a complete or exact description of the content of the same and shall not be interpreted as part hereof. "Article", "Section ", "Subsection" or "Appendix" means and refers, respectively, to the specific Article, Section , Subsection or Appendix hereof. The word "herein" refers to this Agreement and not to a certain Article, Section or Subsection. The words in singular include their plural and vice versa. The words in one gender include all genders.

                                  ARTICLE XIII

         The parties agree to state for the record that the documents identified as Appendix A and Appendix B herein correspond to the documents filed on this same date at the end of my records and are understood to form an integral part hereof. The bearer of a certified copy of this deed is empowered to request all pertinent registrations, subregistrations and annotations in the relevant registries. Authority--The authority of Mr. Roberto Ossandon Irarrazabal to represent INVERSIONES MINERAS AyL S.A. is evidenced in the public deed dated May 22, 1996, in the Santiago Notarial Office of Mr. Juan Ricardo San Martin Urrejola. The authority of Mr. Walter Hochschild Kaufmann and Mr. Joaquin Errazuriz Hochschild to represent SALI HOCHSCHILD S.A. is evidenced in the public deed dated October 30, 1995, in the Santiago Notarial Office of Mr. Kamel Zaquel Zaror. The authority of Mr. Joaquin Errazuriz Hochschild to represent SALI HOCHSCHILD S.A. is evidenced in the public deed dated October 30, 1995 in the Santiago Notarial Office of Mr. Kamel Zaquel Zaror.

         In witness whereof and after reading, they sign.

/s/ Walter Hochschild Kaufman
/s/ Joaquin Errazuriz Hochschild
/s/ Roberto Ossandon Irarrazabal
/s/ Enrique Morgan Torres

         I attest. This deed is annotated in the Repertory under No. 548. There are the signatures of WALTER HOCHSCHILD KAUFMANN, JOAQUIN ERRAZURIZ HOCHSCHILD, ROBERTO OSSANDON IRARRAZABAL, ENRIQUE MORGAN TORRES.

         TITULAR NOTARY.

         THIS COPY IS A TRUE RECORD OF THE ORIGINAL.  Santiago, July 19, 1996.

                                       APPENDIX A            Filed under No. 548
                                                                on July 19, 1996
                                                                    Notary Stamp

         1.       Denouncements

                  ROCA, 400 hectares, filed January 31, 1996, by Compania Minera y Comercial Sali Hochschild in the Chanaral Civil Court, roll 24,574, denouncement thereof registered on Page 71, No. 42 of the Chanaral Discoveries Registry. Located in the Remolino Sierra, township and province of Chanaral. Ruling of creation approved, registration pending.

                  RORO, 300 hectares, filed January 31, 1996, by Compania Minera y Comercial Sali Hochschild in the Chanaral Civil Court, roll 24,575, denouncement thereof registered on Page 75, No. 44 of the Chanaral Discoveries Registry. Located in the Remolino Sierra, township and province of Chanaral. Ruling of creation approved, registration pending.

                  RIGO, 300 hectares, filed March 30, 1996, by Compania Minera y Comercial Sali Hochschild in the Chanaral Civil Court, roll 24,736, denouncement thereof registered on Page 370, No. 228 of the Chanaral Discoveries Registry. Located in the Remolino Sierra, township and province of Chanaral. Ruling of creation will be requested on June 28th.

                  RITA, 300 hectares, filed March 30, 1996, by Compania Minera y Comercial Sali Hochschild in the Chanaral Civil Court, roll 24,737, denouncement thereof registered on the back of Page 368, No. 227 of the Chanaral Discoveries Registry. Located in the Remolino Sierra, township and province of Chanaral. Ruling of creation will be requested on June 28th.

                  ROQUE, 200 hectares, filed March 30, 1996, by Compania Minera y Comercial Sali Hochschild in the Chanaral Civil Court, roll 24,738, denouncement thereof registered on Page 372, No. 229 of the Chanaral Discoveries Registry. Located in the Remolino Sierra, township and province of Chanaral. Ruling of creation will be requested on June 28th.

         2.       CLAIMS

                  REBE 1 to 40. 200 hectares, filed January 31, 1996, by Compania Minera y Comercial Sali Hochschild in the Chanaral Civil Court, roll 24,573, denouncement thereof registered on Page 73, No. 43 of the Chanaral Discoveries Registry. Located in the Remolino Sierra, township and province of Chanaral. Producer of copper, gold, silver and other grantable substances. Measurement application shall be submitted June 30th.

                  ROMY 1 to 20. 200 hectares, filed January 31, 1996, by Compania Minera y Comercial Sali Hochschild in the Chanaral Civil Court, roll 24,572, denouncement thereof registered on the back of Page 76, No. 45 of the Chanaral Discoveries Registry. Located in the

Remolino Sierra, township and province of Chanaral. Producer of copper, gold, silver and other grantable substances. Measurement application was filed at the end of June.

         3.       MEASUREMENTS MADE.

                  RESGUARDO 1 TO 50, 265 hectares, located at West Sierra Remolino or Salitrosa, Township of Caldera, owned by Compania Minera y Comercial Sali Hochschild the certificate of measurement of which is registered on the back of Page 472 No. 147 of the 1982 Property Registry of the Copiapo Mines Registrar.

                  PAMELITA 1 TO 10, 100 hectares, located at West Sierra Remolino or Salitrosa, Township of Caldera, owned by Sociedad Legal Minera Pamelita Una de Sierra Remolino the certificate of measurement of which is registered on the back of Page 223 No. 76 of the 1988 Property Registry of the Copiapo Mines Registrar.

                  SANTA ROSA 1 TO 28, 252 hectares, located at West Sierra Remolino or Salitrosa, Township of Caldera, owned by Sociedad Legal Minera Santa Rosa Una de la Sierra Remolino the certificate of measurement of which is registered on the back of Page 1415 No. 232 of the 1990 Property Registry of the Copiapo Mines Registrar.

                  ROSA 1 TO 30, 300 hectares, located at West Sierra Remolino or Salitrosa, Township of Caldera, owned by Sociedad Legal Minera Rosa 1 de la Sierra Remolino the certificate of measurement of which is registered on the back of Page 28 No. 7 of the 1991 Property Registry of the Copiapo Mines Registrar.

                  ROSITA 1 TO 30, 300 hectares, located at West Sierra Remolino or Salitrosa, Township of Caldera, owned by Sociedad Legal Minera Rosa Cuatro Una de la Sierra Remolino the certificate of measurement of which is registered on Page 198 No. 60 of the 1991 Property Registry of the Copiapo Mines Registrar.

                  ROSALIA 1 to 30, 300 hectares, located at West Sierra Remolino or Salitrosa, Township of Caldera, owned by Sociedad Legal Minera Rosa Tres Una de la Sierra Remolino the certificate of measurement of which is registered on Page 100 No. 19 of the 1992 Property Registry of the Copiapo Mines Registrar.

         NOTE: It is stated for the record that the extinctive prescription of voidance actions contemplated in Numbers 6 and 7 of Article 95 of the Mining Code have taken effect regarding the claims called Maria Emilia, Huascar 1, Huascar 2, Huascar 3, Huascar 4 and Pepa which are located in the perimeter of our property Resguardo 1 to 53. Sali Hochschild S.A. has filed judicial suit for declaration of prescription of the voidance action, a ruling that shall definitively declare the claims described extinguished because of the superposition on the superposed portion.

         It is also stated for the record that the claims Rosario, Reforma and Candelaria are not the property of Sali Hochschild S.A. and are correctly created although superposed by our denouncement Rita.

                                       -3-